Exhibit 4.4

EXECUTION VERSION

SECURITY AGREEMENT

by

TOPS HOLDING CORPORATION AND TOPS MARKETS, LLC,

as Issuers

and

THE GUARANTORS PARTY HERETO

FROM TIME TO TIME

and

U.S. BANK NATIONAL ASSOCIATION

as Collateral Agent

Dated as of December 20, 2012

TABLE OF CONTENTS

		Page
PREAMBLE		1

RECITALS		1

AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1.	Definitions	2
SECTION 1.2.	Interpretation	11
SECTION 1.3.	Perfection Certificate	11

ARTICLE II

[RESERVED]

ARTICLE III

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 3.1.	Pledge	11
SECTION 3.2.	Secured Obligations	12
SECTION 3.3.	Security Interest	12

ARTICLE IV

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 4.1.	Delivery of Certificated Securities Collateral	13
SECTION 4.2.	Perfection of Uncertificated Securities Collateral	14
SECTION 4.3.	Financing Statements and Other Filings; Maintenance of Perfected Security Interest	14
SECTION 4.4.	Other Actions	15
SECTION 4.5.	Joinder of Additional Guarantors	19
SECTION 4.6.	Supplements; Further Assurances	19

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 5.1.	Title	20

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		Page
SECTION 5.2.	Limitation on Liens; Defense of Claims; Transferability of Collateral	20
SECTION 5.3.	Chief Executive Office; Change of Name; Jurisdiction of Organization	20
SECTION 5.4.	[Reserved]	21
SECTION 5.5.	Due Authorization and Issuance	21
SECTION 5.6.	No Claims	21
SECTION 5.7.	No Conflicts, Consents, etc.	21
SECTION 5.8.	Collateral Information	21
SECTION 5.9.	Insurance	22
SECTION 5.10.	Payment of Taxes; Compliance with Laws; Contested Liens; Claims	22
SECTION 5.11.	Access to Collateral, Books and Records; Other Information	22

ARTICLE VI

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 6.1.	Pledge of Additional Securities Collateral	23
SECTION 6.2.	Voting Rights; Distributions; etc.	23
SECTION 6.3.	Organizational Documents	24
SECTION 6.4.	Defaults, Etc.	24
SECTION 6.5.	Certain Agreements of Grantors As Issuers and Holders of Equity Interests	25

ARTICLE VII

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 7.1.	Grant of License	25
SECTION 7.2.	Registrations	25
SECTION 7.3.	No Violations or Proceedings	26
SECTION 7.4.	Protection of Collateral Agent’s Security	26
SECTION 7.5.	After-Acquired Property	26
SECTION 7.6.	Litigation	26

ARTICLE VIII

[RESERVED]

ARTICLE IX

REMEDIES

SECTION 9.1.	Remedies	27
SECTION 9.2.	Notice of Sale	28

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-iii-

Page
SCHEDULE I	Intercompany Notes
SCHEDULE II	Filings, Registrations and Recordings
SCHEDULE III	Pledged Interests
SCHEDULE IV	Certain Existing Liens

EXHIBIT 1	Form Supplement to Security Agreement
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Additional Pari Passu Joinder Agreement
EXHIBIT 4	The Collateral Agent and Secured Party Acknowledgements

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SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of December 20, 2012 (as amended, modified, supplemented or restated and in effect from time to time, this “Agreement”), made by (i) TOPS HOLDING CORPORATION, a Delaware corporation (in such capacity, “Tops Holding”) (ii) TOPS MARKETS, LLC, a New York limited liability company (in such capacity, the “Tops Markets” together with Tops Holding, the “Issuers”) and (iii) THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”), as pledgors, assignors and debtors (the Issuers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each a “Grantor”), in favor of U.S. Bank National Association, in its capacity as collateral agent (together, with any successors and assigns, in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

R E C I T A L S :

A. The Issuers, the Guarantors, the Collateral Agent and U.S. Bank National Association, in its capacity as trustee (together, with any successors and assigns, in such capacity, the “Trustee”), on behalf of the holders of the Notes and Additional Notes (each as defined below) (the “Holders”), have, in connection with the execution and delivery of this Agreement, entered into that certain indenture dated as of December 20, 2012 (as amended, amended and restated, restated, supplemented or modified from time to time, the “Indenture”), pursuant to which the Issuers have issued or will issue $460,000,000 million principal amount of 8.875% senior secured notes due 2017 (the “Notes”).

B. Pursuant to the Indenture, each Guarantor party hereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Trustee, for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Notes Obligations.

C. The Trustee has been appointed to serve as Collateral Agent under the Indenture and, in such capacity, to enter into this Agreement.

D. Following the date hereof, if not prohibited by the Indenture, the Grantors may incur Permitted Additional Pari Passu Obligations (including Additional Notes (as defined in the Indenture)) which are secured equally and ratably with the Notes Obligations in accordance with SECTION 11.15 of this Agreement.

E. The Issuers and the Guarantors will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Permitted Additional Pari Passu Lien Agreement and each is, therefore, willing to enter into this Agreement.

F. Each Grantor is or, as to any Collateral (as hereinafter defined) acquired by such Grantor after the date hereof, will be the legal and/or beneficial owner of the Collateral pledged by it hereunder.

G. This Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance in full when due of the Secured Obligations.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b) Capitalized terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c) The following terms shall have the following meanings:

“ABL Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.

“ABL Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Additional Pari Passu Agent” means the Person appointed to act as trustee, agent or representative for any holder of Permitted Additional Pari Passu Obligations pursuant to any Permitted Additional Pari Passu Lien Agreement and designated as “Additional Pari Passu Agent” for such holder in an Additional Pari Passu Joinder Agreement delivered to the Collateral Agent pursuant to SECTION 11.15, together with its successors and assigns in such capacity.

“Additional Pari Passu Joinder Agreement” means an agreement substantially in the form of EXHIBIT 3 hereto.

“Agreement” shall have the meaning assigned to such in the Preamble hereof.

“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” shall have the meaning assigned to such term in SECTION 3.1 hereof, provided, that any reference to “Collateral” in SECTION 11.1, SECTION 11.4, EXHIBIT 3 or EXHIBIT 4 hereto shall also refer to each Mortgaged Property.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Contracts” shall mean, collectively, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any other party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of any Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) owned by such Grantor and all owned copyright registrations and applications made by such Grantor, including, without limitation, the registrations and applications listed in Schedule 11(b) of the Perfection Certificate, together with any and all (i) renewals and extensions thereof, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future infringements thereof.

“Deposit Accounts” shall mean, collectively, with respect to each Grantor, (i) all “deposit accounts” as such term is defined in the UCC and all accounts and sub-accounts relating to any of such accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Distributions” shall mean, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Equity Interest” shall mean with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall mean an “Event of Default” under and as defined in the Indenture or any Permitted Additional Pari Passu Lien Agreement.

“Excluded Property” shall mean the following:

(a) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Issuers and the Guarantors;

(b) assets subject to Liens pursuant to clauses (a) (to the extent such Liens are either (i) described on SCHEDULE IV hereto or (ii) are described on any supplement to such SCHEDULE IV delivered by any Grantor to the Collateral Agent at any time after the date hereof; provided that the aggregate fair market value of all assets subject to the Liens identified on any supplement to SCHEDULE IV subsequent to the date hereof shall not exceed $1,000,000), (d), (g) (to the extent such Lien applies only to the assets acquired or leased pursuant to such Purchase Money Indebtedness or Capital Lease Obligation), (j) or (p) (as it relates to any of the foregoing) of the definition of Permitted Liens, in each case, to the extent the documentation relating to such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding;

(c) (x) the voting Equity Interests of Foreign Subsidiaries in excess of 65% of the voting rights of all such Equity Interests in each such Foreign Subsidiary and (y) any Equity Interests of a Person that is not a Subsidiary of the Parent or the Lead Borrower to the extent that a pledge of such Equity Interests is prohibited by such Person’s Organization Documents;

(d) any owned real property with an individual fair market value (measured at the Issue Date, if owned on the Issue Date, or, at the time of acquisition thereof, if acquired after the Issue Date) not in excess of $5,000,000, and all of the Grantors’ right, title and interest in any leasehold or other non-fee simple interest in any real property of a Grantor (whether owned on the Issue Date or acquired following the Issue Date) (other than the Lancaster Property and the Fayetteville Property);

(e) aircraft, motor vehicles and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Grantors;

(f) any property to the extent that the grant of a security interest therein would violate applicable Law, require a consent not obtained of any governmental authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation of such property or provide any party to such contract, lease, license or agreement with a right of termination of such contract, lease, license or agreement or any other remedy that materially increases (in the good faith judgment of the Parent) the costs or burden of any Grantor thereunder with respect thereto (in each case, after giving effect to applicable provisions of the UCC or other applicable law);

(g) any Equity Interests or other securities of any Subsidiary of the Parent in excess of the maximum amount of such Equity Interests or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, for separate financial statements of such Subsidiary to be included in filings by Tops Holding with the SEC;

(h) (x) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes or amounts required to be paid over to employee benefit plans, and (y) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with tax, payroll and trust accounts;

(i) any intellectual property if the grant of a security interest therein would result in the invalidation of any Grantor’s interest therein;

(j) Farm Products and As-Extracted Collateral; and

(k) proceeds and products of any and all of the foregoing Excluded Property described in clauses (a) through (j) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (a) through (j) above;

provided, however, that in each case described in clause (e) of this definition, such property shall constitute “Excluded Property” only to the extent and for so long as such contract, lease, license or other agreement or applicable Law validly prohibits the creation of a Lien on such property in favor of the Collateral Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”.

“Fayetteville Property” shall mean the land, together with the retail facility and other improvements thereon, located at 5351 N. Burdick Street, Fayetteville, New York.

“General Intangibles” shall mean, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in the UCC, of such Grantor and, in any event, shall include, without limitation, (i) all of such Grantor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Grantor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Grantor pertaining to operations now or hereafter conducted by such Grantor or any of the Collateral including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral and claims for tax or other refunds against any Governmental Authority relating to any Collateral.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantor” shall have the meaning assigned to such term in the Preamble hereof.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Indenture” shall have the meaning assigned to such term in the Preamble hereof.

“Instruments” shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9 of the UCC, and shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, Patents, Trademarks, Copyrights and Licenses; provided, however, that “Intellectual Property Collateral” shall exclude any Excluded Property.

“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes described on SCHEDULE I hereto and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, by and among the ABL Agent, the Trustee and the Collateral Agent, as acknowledged by the Issuers and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time.

“Investment Property” shall mean a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account, excluding, however, the Securities Collateral.

“Issuers” shall have the meaning assigned to such term in the Preamble hereof.

“Laws” means each international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lancaster Property” shall mean the land, together with the warehouse distribution center and other improvements thereon, located at 5873/5897 Genesee Street, Lancaster, New York.

“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof and (iii) rights to sue for past, present and future violations thereof.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of Tops Holding and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Grantors (taken as a whole) to perform their obligations under any Note Document or Permitted Additional Pari Passu Lien Agreement to which they are parties; or (c) a material impairment of the rights and remedies (taken as a whole) of the Secured Parties under any Note Document or Permitted Additional Pari Passu Lien Agreement or a material adverse effect upon the legality, validity, binding effect or enforceability against the Grantors (taken as a whole) of any Note Document or Permitted Additional Pari Passu Lien Agreement to which they are parties. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust or any other document creating and evidencing a Lien on a Mortgaged Property in favor of or for the benefit of the Collateral Agent, which shall be in form which is effective to create a Lien in such Mortgaged Property in favor of the Collateral Agent to secure the Secured Obligations that is enforceable against the applicable Grantor and third parties, in each case, with such schedules and including such provisions as shall be necessary or desirable (as determined in good faith by Tops Markets) to conform such document to applicable local law requirements or as shall be customary under applicable local law requirements.

“Mortgaged Property” means each Real Estate Asset, if any, which shall be subject to a Mortgage delivered after the Issue Date pursuant to ARTICLE IV.

“Note Documents” means the Notes, the Indenture, the Guarantees, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement and any Additional Notes to the extent constituting Permitted Additional Pari Passu Obligations.

“Notes” shall have the meaning assigned to such term in the Preamble hereof.

“Notes Obligations” shall have the meaning assigned to such term in the definition of “Secured Obligations.”

“Notes Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the control or management of such Person.

“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to such Grantor and all owned patent applications made by such Grantor (whether registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents, patent applications listed in Schedule 11(a) of the Perfection Certificate, together with any and all (i) inventions and improvements claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Issuer or Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of a Joinder Agreement executed in accordance with SECTION 4.5 hereof, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Indenture and each Permitted Additional Pari Passu Lien Agreement.

“Permitted Additional Pari Passu Lien Agreement” shall mean an indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Additional Pari Passu Obligations” shall have the meaning assigned to such term in the Indenture.

“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Equity Interests of whatever class of any issuer now held or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock and other Equity Interests of the issuers described in SCHEDULE III hereto, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer under the organizational documents of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner; provided, however, that “Pledged Interests” shall exclude any Excluded Property.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Successor Interests.

“Proceeds”: all “proceeds” as such term is defined in the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Real Estate Assets” means the Lancaster Property and the Fayetteville Property and at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Issuers or any Guarantor in any real property, provided, however, that “Real Estate Assets” shall exclude any Excluded Property.

“Registration Rights Agreement” shall have the meaning assigned to such term in the Indenture.

“Required Secured Parties” shall mean the holders of a majority in aggregate outstanding or committed principal amount of (i) the Notes and (ii) any Indebtedness constituting Permitted Additional Pari Passu Obligations, voting as a single class, in each case, excluding any Notes Obligations or Permitted Additional Pari Passu Obligations that are required to be disregarded for voting purposes under the Indenture or the applicable Permitted Additional Pari Passu Lien Agreement.

“Secured Obligations” shall mean any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, and any fees or expenses owed, by any Grantor, that are payable or arising under any of (i) the Indenture and the Notes (other than any Additional Notes and provisions in the Indenture relating solely to such Additional Notes, except to the extent constituting Permitted Additional Pari Passu Obligations) or any other Notes Documents, (ii) any Additional Notes to the extent constituting Permitted Additional Pari Passu Obligations and documentation in the Indenture relating solely to such Additional Notes (together with clause (i), collectively, the “Notes Obligations”) and (iii) any Permitted Additional Pari Passu Lien Agreement and any other documentation relating to the Permitted Additional Pari Passu Obligations incurred thereunder; provided that obligations in respect of Permitted Additional Pari Passu Obligations (other than obligations with respect to Additional Notes) shall not constitute “Secured Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed and delivered to the Collateral Agent an Additional Pari Passu Joinder Agreement in the form of EXHIBIT 3 hereto.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee, each Additional Pari Passu Agent, the Holders, the holders of any Permitted Additional Pari Passu Obligations, and any other holders of Secured Obligations.

“Securities Act” means the Securities Exchange Act of 1934, as amended, and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Security Documents” shall have the meaning assigned to such term in the Indenture.

“Successor Interests” shall mean, collectively, with respect to each Grantor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Grantor (unless such successor is such Grantor itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule 1(a) of the Perfection Certificate is not the surviving entity; provided, however, that “Successor Interests” shall exclude any Excluded Property.

“Tops Holding” shall have the meaning assigned to such term in the Preamble hereof.

“Tops Markets” shall have the meaning assigned to such term in the Preamble hereof.

“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common Law and whether established or registered in the United States or any other country or any political subdivision thereof), together, in each case, with the goodwill exclusively symbolized thereby, including, without limitation, the registrations and applications listed in Schedule 11(a) of the Perfection Certificate, and together with any and all (i) extensions and renewals thereof, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, and (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future infringements thereof.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of Law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

SECTION 1.2. Interpretation. The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement.

SECTION 1.3. Perfection Certificate. The Collateral Agent and each Grantor agree that the Perfection Certificate and all descriptions of Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

[RESERVED]

ARTICLE III

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 3.1. Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent, for its own benefit and for the benefit of the other Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under all personal property and interests in property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”), including, without limitation:

(a) all Accounts;

(b) all Equipment, Goods, Inventory and Fixtures;

(c) all Documents, Instruments and Chattel Paper;

(d) all Letters of Credit and Letter-of-Credit Rights;

(e) all Securities Collateral;

(f) all Investment Property;

(g) all Intellectual Property Collateral;

(h) the Commercial Tort Claims described in Schedule 12 of the Perfection Certificate;

(i) all General Intangibles;

(j) all Deposit Accounts, the Collateral Account and any Trust Monies;

(k) all Supporting Obligations;

(l) all books and records relating to the Collateral; and

(m) to the extent not covered by clauses (a) through (l) of this sentence, all other personal property of such Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (m) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

SECTION 3.2. Secured Obligations. This Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 3.3. Security Interest.

(a) Each Grantor hereby irrevocably agrees to file in any relevant jurisdiction in the United States any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction in the United States for the filing of any financing statement or amendment relating to the Collateral to the extent necessary to perfect the Collateral Agent’s Security Interest in the Collateral to the extent such security interest may be perfected by the filing of financing statements under the UCC, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) a description of the Collateral (which Collateral can be described as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” or words of similar effect) and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request.

Without limiting the obligation of the Grantors set forth in the two preceding sentences, and without imposing any obligation on the Collateral Agent, each Grantor hereby authorizes the Collateral Agent, and appoints the Collateral Agent as its attorney-in-fact, to file in any relevant jurisdiction in the United States any such initial financing statements and amendments thereto relating to the Collateral as the Collateral Agent deems necessary or desirable to perfect, preserve and protect the Collateral Agent’s Security Interests in the Collateral.

(b) Each Grantor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction in the United States any initial financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.

(c) Each Grantor hereby agrees to make filings with the United States Patent and Trademark Office (the “USPTO”) and United States Copyright Office (the “USCO”) (or any successor office) or other reasonably necessary documents (as determined by Tops Holding in good faith) for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder in any Intellectual Property Collateral, with the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party; provided, however, that no such filings shall be made with respect to any Excluded Property.

(d) The parties hereto agree that notwithstanding any provision of this Agreement to the contrary, no Grantor shall be required to take any actions or make any filings with respect to its assets located outside of the United States, other than the filing of UCC financing statements in its jurisdiction of organization.

ARTICLE IV

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF COLLATERAL

SECTION 4.1. Delivery of Certificated Securities Collateral. Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof, other than Equity Interests of any Person that is not a Subsidiary of the Issuers with an aggregate market value of less than $2,000 and Equity Interests in Topco Holdings Inc., a cooperative incorporated in the State of Wisconsin (“Topco Holdings, Inc.”), have been delivered to the Collateral Agent, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected security interest therein, subject only to Permitted Liens. Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within 30 days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Collateral Agent. All certificated Securities Collateral, other than Equity

Interests of any Person that is not a Subsidiary of the Issuers with an aggregate market value of less than $2,000 and Equity Interests in Topco Holdings Inc., shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent and, prior to the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), the ABL Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.

SECTION 4.2. Perfection of Uncertificated Securities Collateral. Each Grantor represents and warrants that the Collateral Agent has a perfected security interest in all uncertificated Pledged Securities pledged by it hereunder that is in existence on the date hereof, subject only to Permitted Liens, and that the applicable Organization Documents do not require the consent of the other shareholders, members, partners or any other Person to permit the Collateral Agent or its designee to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law and upon the request of the Collateral Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities to the extent that such transfer is permitted under the terms hereof.

SECTION 4.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. UCC Financing Statements or other appropriate filings, recordings or registrations containing a description of the Collateral (including, without limitation, the UCC Financing Statements identified on SCHEDULE II hereto) have been or will be timely filed in each governmental, municipal or other office in the United States (or any political subdivision thereof) as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements or as a result of any change in a Grantor’s name or jurisdiction of incorporation or formation or under any other circumstances under which, pursuant to the UCC, filings previously made have become misleading or ineffective in whole or in part. Each Grantor agrees that, at the sole cost and expense of the Grantors, (i) such Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected security interest having the priority set forth in the Intercreditor Agreement and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Liens), and (ii) at any time and from time to time, upon the written request of the Collateral Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, continuation statements and other documents (including this Agreement) under the UCC (or other applicable Laws) in effect in any United States jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including, without limitation, the USPTO and the USCO) wherever required by applicable Law to perfect, continue and maintain a valid, enforceable security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties (other than with respect to Permitted Liens), with respect to the Collateral.

SECTION 4.4. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:

(a) Instruments and Tangible Chattel Paper. As of the date hereof (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 10 of the Perfection Certificate and (ii) each Instrument and each item of Tangible Chattel Paper with an individual face value in excess of $500,000 (or, with respect to all such Instruments or Chattel Paper, an aggregate face value in excess of $2,500,000) listed in Schedule 10 of the Perfection Certificate has been properly endorsed, assigned and delivered to (i) the Collateral Agent, to the extent that the same constitutes Notes Priority Collateral, and (ii) the ABL Agent, to the extent that the same constitutes ABL Priority Collateral, accompanied by instruments of transfer or assignment duly executed in blank. If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper with an individual face value in excess of $500,000 (or, with respect to all such Instruments or Chattel Paper, an aggregate face value in excess of $2,500,000), the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same (i) if the same constitutes Notes Priority Collateral, to the Collateral Agent (with copies to the ABL Agent), and (ii) if the same constitutes ABL Priority Collateral, to the ABL Agent (with copies to the Collateral Agent), accompanied by such instruments of transfer or assignment duly executed in blank.

(b) Investment Property.

(i) If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property (other than any Excluded Property, Equity Interests of any Person that is not a Subsidiary of the Issuers with an aggregate market value of less than $2,000 and Equity Interests in Topco Holdings Inc.), such Grantor shall promptly: endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any securities now or hereafter acquired by any Grantor constituting Investment Property, other than any Excluded Property, are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, pursuant to an agreement in form reasonably satisfactory to the Collateral Agent either cause the issuer to agree to comply with instructions as to such securities from the Collateral Agent or arrange for the Collateral Agent to become the registered owner of the securities.

(ii) As between the Collateral Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, any Grantor or any other Person.

(c) Commercial Tort Claims. As of the date hereof, it holds no Commercial Tort Claims other than those listed in Schedule 12 of the Perfection Certificate. If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value in excess of $2,500,000, such Grantor shall immediately notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

(d) Post-Closing Real Estate Collateral; After-Acquired Real Estate Collateral.

(i) Within 120 days after the Issue Date, the Collateral Agent shall have received each of the following documents with respect to the Lancaster Property and the Fayetteville Property, which shall be reasonably satisfactory in form to the Collateral Agent.

(A) Insurance. Policies or certificates of insurance covering the Collateral and Mortgaged Property of the Issuers and the Guarantors, for the benefit of the Collateral Agent, as additional insured and loss payee and mortgagee and shall otherwise bear endorsements of the character reasonably acceptable to the Collateral Agent.

(B) Mortgage. Fully executed counterparts of each Mortgage which Mortgage shall cover Mortgaged Property, together with evidence that counterparts of such Mortgage have been delivered to any nationally recognizable title insurance company as shall be retained by Tops Holding (the “Title Company”) for recording in all places to the extent reasonably necessary to effectively create a valid and enforceable first priority mortgage lien on the Mortgaged Property in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, securing the Secured Obligations (provided that in jurisdictions that impose mortgage recording taxes, such Mortgage shall not secure indebtedness in an amount exceeding 100% of the fair market value of the Mortgaged Property, as reasonably determined, in good faith, by Tops Holding).

(C) Counsel Opinions. Opinions addressed to the Collateral Agent, of (i) local counsel in the jurisdiction where the Mortgaged Property is located covering customary matters and (ii) counsel for the Issuers regarding due authorization, execution and delivery of the Mortgages.

(D) Title Insurance. With respect to each Mortgage encumbering Mortgaged Property, a policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance) insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable first priority mortgage or deed of trust lien on the Mortgaged Property described therein, in an amount not less than 100% of the fair market value of the Mortgaged Property as reasonably determined, in good faith, by Tops Holding (each such policy, the “Mortgage Policy”) issued by such Title Company, which reasonably assures that the Mortgage on such Mortgaged Property is a valid and enforceable mortgage lien on the Mortgaged Property, free and clear of all defects and encumbrances except liens with junior priority subject only to the Permitted Liens set forth in clauses (c)(1), (2), (5), (7) and (h) of the definition of “Permitted Lien” in the Indenture; provided, however, that in the case of clauses (c)(1), (2) (except in the case of taxes which are not yet due and payable) and (7), the Issuers shall bond over or take any other action reasonably necessary or required by the Title Company to delete or insure over any exception relating thereto, and such other liens as shall be reasonably acceptable to the Collateral Agent and shall include such title endorsements as the Collateral Agent shall reasonably request, to the extent available at commercially reasonable rates (excluding endorsements or coverage related to creditors’ rights).

(E) Survey. Survey of each Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor to the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by clause (D) or otherwise acceptable to the Collateral Agent.

(F) Fixture filings. Proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdiction in which such Mortgaged Property is located, to the extent reasonably necessary in the jurisdiction in which the Mortgaged Property is located, to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties.

(G) Required Consents. With respect to each Mortgaged Property, the Issuers shall make commercially reasonable efforts (which shall not include the commencement of litigation or require the payment of any sum of money unless such payment is expressly set forth in the agreement under which consent is sought) to obtain such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments, as necessary, in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage.

(H) Mortgaged Property Indemnification. With respect to the Mortgaged Property, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the Title Company to issue the Mortgage Policy and endorsements contemplated above.

(I) Releases. Evidence of the release of each of the Mortgages encumbering the Property and the Fayetteville Property.

(J) Collateral Fees and Expenses. Evidence of payment by the Issuers of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage, fixture filings and issuance of the Mortgage Policy referred to above.

(ii) In the event that following the Issue Date, any Grantor shall acquire any fee simple ownership interest in any Real Estate Asset (except to the extent subject to a Lien permitted by clauses (d), (g), (j) or (p) (as it relates to any of the foregoing) of the definition of “Permitted Liens” in the Indenture to the extent the documentation relating to such Lien prohibits the granting of a Lien thereon to secure the Secured Obligations) with a Fair Market Value in excess of $5,000,000 as of the date of acquisition (a “Specified Real Property”), such Grantor shall provide a Mortgage in favor of the Collateral Agent in such Specified Real Property within 120 days following the date of acquisition thereof. In the event that any Permitted Additional Pari Passu Obligations are incurred following the date any Mortgage is provided, the Grantors shall notify the Collateral Agent thereof in writing and within 120 days following such incurrence take all such action as may be reasonably required to amend each then existing Mortgage in order to ensure that such Permitted Additional Pari Passu Obligations are secured by such Mortgage. In connection with the provision of any new Mortgage, the related Grantors will, within 120 days, provide all items listed in clauses (A) through (I) of this SECTION 4.4 (each in form and substance reasonably satisfactory to the Collateral Agent). In connection with the provision of any amendment to any Mortgage pursuant to this SECTION 4.4, the related Grantors will, within 120 days, provide a UCC-3 Amendment (if applicable), a title insurance datedown endorsement or new policy if such endorsement is not available, local counsel opinions and evidence of insurance (each in form reasonably satisfactory to the Collateral Agent).

SECTION 4.5. Joinder of Additional Guarantors. The Grantors shall cause each direct or indirect Subsidiary (whether by acquisition or creation) of any Grantor that is required to become a party to this Agreement pursuant to Section 4.08 of the Indenture and/or a similar provision of any Permitted Additional Pari Passu Lien Agreement to execute and deliver in favor of the Collateral Agent a supplement to this Agreement in the form of EXHIBIT 1 hereto and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor, as applicable, and Grantor herein. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

SECTION 4.6. Supplements; Further Assurances. Each Grantor shall take such further actions, and execute and deliver to the Collateral Agent such additional Mortgages, assignments, agreements, supplements, powers and instruments as are necessary or appropriate, wherever required by Law, in order to perfect, preserve and protect the security interest in the Collateral and Mortgaged Property as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral or Mortgaged Property. Without limiting the generality of the foregoing, each Grantor shall make, execute, endorse, acknowledge, file or re-file and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors. The Grantors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

SECTION 5.1. Title. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Indenture and each Permitted Additional Pari Passu Lien Agreement. No Person other than the Collateral Agent or, subject to the Intercreditor Agreement, the ABL Agent has control or possession of all or any part of the Collateral, except as permitted by the Indenture and each Permitted Additional Pari Passu Lien Agreement; provided, however, that no Grantor makes any representation or warranty as to the possession or control of any Intellectual Property Collateral that has not been registered or applied for with a Governmental Authority.

SECTION 5.2. Limitation on Liens; Defense of Claims; Transferability of Collateral. Each Grantor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, such Grantor will be, the sole owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Agreement and Permitted Liens; provided, however, that no Grantor makes any representation or warranty as to the ownership of any Intellectual Property Collateral that has not been registered or applied for with a Governmental Authority. Each Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. Except as permitted by the Indenture and each Permitted Additional Pari Passu Lien Agreement, there is no agreement, and no Grantor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with such Grantors’ obligations or the rights of the Collateral Agent hereunder.

SECTION 5.3. Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) The exact legal name, type of organization, jurisdiction of organization, federal taxpayer identification number, organizational identification number and chief executive office of such Grantor is indicated next to its name in Schedules 1(a) and 2 of the Perfection Certificate. Such Grantor shall furnish to the Collateral Agent prompt notice (but in any event not more than thirty (30) days after any change referred to herein) of any change in: (i) any Grantor’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Grantor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Grantor’s organizational structure; (iv) any Grantors’ jurisdiction of incorporation or formation (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction); or (v) any Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. Such Grantor agrees (A) not to effect or permit any such change unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral (subject to Permitted Liens) and (B) to take all action required to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereunder. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

(b) The Collateral Agent may rely on opinions of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in SECTION 5.3(a). The Collateral Agent shall have no duty to inquire about such changes.

SECTION 5.4. [Reserved].

SECTION 5.5. Due Authorization and Issuance. All of the Pledged Interests issued by any Grantor or any Subsidiary thereof have been duly authorized, validly issued and, to the extent applicable, fully paid and non-assessable. There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or any Grantor’s status as a partner or a member of any issuer of the Pledged Interests.

SECTION 5.6. No Claims. Such Grantor owns or has rights to use all of the Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Grantor’s business as currently conducted. The use by such Grantor of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not, individually or in the aggregate, result in a Material Adverse Effect. No claim has been made and remains outstanding that such Grantor’s use of any Collateral does or may violate the rights of any third Person that would individually, or in the aggregate, have a Material Adverse Effect.

SECTION 5.7. No Conflicts, Consents, etc. No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (a) for the pledge by such Grantor of the Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance hereof by such Grantor, (b) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or (c) for the exercise by the Collateral Agent of the remedies in respect of the Collateral pursuant to this Agreement except, in each case, for such consents which have been obtained prior to the date hereof. Following the occurrence and during the continuation of an Event of Default, if the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 5.8. Collateral Information. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete in all material respects. Should any of the information on any of the schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Issue Date, the Grantors shall advise the Collateral Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same.

SECTION 5.9. Insurance. Each Grantor shall use commercially reasonable efforts to cause all property insurance policies covering Collateral located in the U.S. and all U.S. general liability insurance policies of the Grantors to name the Collateral Agent as additional insured or loss payee, as applicable and, once obtained, the Grantors shall deliver to the Collateral Agent the original certificates of insurance evidencing that such U.S. property and general liability insurance policies of the Grantors that name the Collateral Agent as additional insured or loss payee, as applicable are in force. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this SECTION 5.9, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 5.10. Payment of Taxes; Compliance with Laws; Contested Liens; Claims. Each Grantor represents and warrants that all Claims imposed upon or assessed against the Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable or a Permitted Encumbrance. Each Grantor shall comply with all applicable Laws relating to the Collateral the failure to comply with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Grantor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture and each Permitted Additional Pari Passu Lien Agreement. Notwithstanding the foregoing provisions of this SECTION 5.10, no contest of any such obligation may be pursued by such Grantor if such contest would expose the Collateral Agent or any other Secured Party to (a) any possible criminal liability or (b) any additional civil liability for failure to comply with such obligations unless such Grantor shall have furnished a bond or other security therefor satisfactory to the Collateral Agent, or such other Secured Party, as the case may be.

SECTION 5.11. Access to Collateral, Books and Records; Other Information. Such Grantor shall, at any and all times, within a reasonable time after written request by the Collateral Agent, furnish or cause to be furnished to the Collateral Agent, in such manner and in such detail as may be reasonably requested by the Collateral Agent, additional information with respect to the Collateral.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 6.1. Pledge of Additional Securities Collateral. Each Grantor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Collateral Agent and forthwith deliver (a) to the Collateral Agent a pledge amendment, duly executed by such Grantor, in substantially the form of EXHIBIT 2 hereto (each, a “Pledge Amendment”), and (b) to the Collateral Agent and/or, subject to the Intercreditor Agreement, the ABL Agent the certificates and other documents required under SECTION 4.1 and SECTION 4.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Grantor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

SECTION 6.2. Voting Rights; Distributions; etc.

(a) So long as a Grantor has not received notice that an Event of Default has occurred and is continuing:

(i) Such Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture and each Permitted Additional Pari Passu Lien Agreement or any other document evidencing the Secured Obligations.

(ii) Such Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture and each Permitted Additional Pari Passu Lien Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Collateral Agent, to hold as Collateral in the same form as so received (with any necessary endorsement).

(iii) The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, promptly upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to SECTION 6.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to SECTION 6.2(a)(ii) hereof.

(b) Upon a Grantor’s receipt of notice that an Event of Default has occurred and is continuing, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to SECTION 6.2(a) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall immediately cease, and all such rights shall thereupon become vested, in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Collateral Agent, shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 6.2(a).

(c) Upon a Grantor’s receipt of notice that an Event of Default has occurred and is continuing, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 6.2(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions. After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 6.2(a) hereof and receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights which it would be authorized to receive and retain pursuant to SECTION 6.2(a)(ii).

(d) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 6.2(b) hereof and to receive all Distributions which it may be entitled to receive under SECTION 6.2(c) hereof.

(e) All Distributions which are received by any Grantor contrary to the provisions of SECTION 6.2(c) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall immediately be delivered to the Collateral Agent in accordance with the provisions of the Indenture and each Permitted Additional Pari Passu Lien Agreement in the same form as so received (with any necessary endorsement).

SECTION 6.3. Organizational Documents. Each Grantor has delivered to the Collateral Agent or its representatives true, correct and complete copies of its Organization Documents. The Organization Documents are in full force and effect, have not as of the date hereof been amended or modified except as disclosed to the Collateral Agent.

SECTION 6.4. Defaults, Etc. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it. No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to the Collateral Agent) which evidence any Pledged Securities of such Grantor.

SECTION 6.5. Certain Agreements of Grantors As Issuers and Holders of Equity Interests.

(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 7.1. Grant of License. Without limiting the rights of the Collateral Agent as the holder of a Lien on the Intellectual Property Collateral, for the purpose of enabling the Collateral Agent, solely upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies under ARTICLE IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 7.2. Registrations. Except pursuant to licenses and other agreements that are not material licenses and other agreements entered into by any Grantor that are listed in Schedule 11(a) or Schedule 11(b) of the Perfection Certificate, as applicable, and except the inherent uncertainty with respect to a Governmental Authority’s ultimate granting (whether by issuing or registering) of any pending Patent, Trademark or Copyright application and the validity of any such application, on and as of the date hereof, (a) each Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any material Copyright, Patent or Trademark listed in Schedules 11(a) or 11(b) of the Perfection Certificate, as applicable, and (b) all registrations listed in Schedules 11(a) and 11(b) of the Perfection Certificate, as applicable, are valid and in full force and effect.

SECTION 7.3. No Violations or Proceedings. To each Grantor’s knowledge, on and as of the date hereof, there is no material violation or infringement by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Schedules 11(a) or 11(b) of the Perfection Certificate, respectively, pledged by it under the name of such Grantor.

SECTION 7.4. Protection of Collateral Agent’s Security. On a continuing basis, each Grantor shall, at its sole cost and expense, (a) promptly following its becoming aware thereof, notify the Collateral Agent of (i) any adverse determination in any proceeding in the USPTO or the USCO with respect to any material Patent, Trademark or Copyright or (ii) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Grantor’s claim of ownership in or right to use any material Patent, Trademark or Copyright, (b) maintain and protect the Intellectual Property Collateral material to the use and operation of the Collateral as presently used and operated, except for any such Intellectual Property Collateral that such Grantor believes, in its reasonable business judgment, should not be maintained or protected, (c) not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment and (d) with respect to any federally registered Intellectual Property Collateral, of which any Grantor obtains ownership of after the date hereof, such Grantor shall, on an annual basis within thirty (30) days of each anniversary of the effective date of this Agreement, (i) provide to the Collateral Agent written notice of any such items of Intellectual Property Collateral and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any such items by execution and filing of an instrument in form reasonably acceptable to the Collateral Agent.

SECTION 7.5. After-Acquired Property. If any Grantor shall, at any time prior to the release of the Security Interest, obtain any rights to any additional Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item with respect to such Grantor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.

SECTION 7.6. Litigation. Upon the occurrence and solely during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement.

ARTICLE VIII

[RESERVED]

ARTICLE IX

REMEDIES

SECTION 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

(a) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;

(b) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral, including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly pay such amounts to the Collateral Agent;

(c) Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(d) Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Grantor shall at its own expense: (i) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent; (ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent; and (iii) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 9.1 is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;

(e) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral (including Trust Monies in the Collateral Account) for application to the Secured Obligations as provided in ARTICLE X hereof;

(f) Retain and apply the Distributions to the Secured Obligations as provided in ARTICLE X hereof;

(g) Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and

(h) Exercise all the rights and remedies of a secured party under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in SECTION 9.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Grantor or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the fullest extent permitted by Law, each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 9.2. Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide such

Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under Law) any right to notification of sale or other intended disposition.

SECTION 9.3. Waiver of Notice and Claims. Each Grantor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under Law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Law: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and (c) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this ARTICLE IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.

SECTION 9.4. Certain Sales of Collateral.

(a) Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities Laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would agree to do so.

(c) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(d) Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 9.4 will cause irreparable injury to the Collateral Agent and the other Grantors, that the Collateral Agent and the other Grantors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 9.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5. No Waiver; Cumulative Remedies.

(a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by Law.

(b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Grantors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1. Application of Proceeds. Subject to the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral or Mortgaged Property pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement and any other Security Document or in the Collateral Account, against the Secured Obligations in the order set forth in EXHIBIT 4 hereto.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Concerning Collateral Agent.

(a) Duties of The Collateral Agent.

(i) If an Event of Default has occurred and is continuing and the Collateral Agent has received written notice thereof from an Issuer, the Trustee or any Additional Pari Passu Agent, the Collateral Agent may exercise such of the rights and powers vested in it by this Agreement and the Security Documents, and shall use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided that, subject to the limitations on the obligations of the Collateral Agent to take actions as provided herein, in the Indenture or any Permitted Additional Pari Passu Lien Agreement, the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for herein, in accordance with the written instructions of the Required Secured Parties;

(ii) Except during the continuance of an Event of Default:

(A) the duties of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Collateral Agent need perform only those duties that are specifically set forth in this Agreement and the other Security Documents and no others, and no implied covenants or obligations shall be read into this Agreement or the Security Documents against the Collateral Agent; and

(B) in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent.

(iii) The Collateral Agent may not be relieved from liability for its own gross negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(A) this paragraph does not limit the effect of paragraph (ii) or (v) of this SECTION 11.1(a);

(B) the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts; and

(C) the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it at the direction of the Required Secured Parties, or for the method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Agreement or any other Security Document.

(iv) Whether or not therein expressly so provided, every provision of this Agreement or any provision of any other Security Document that in any way relates to the Collateral Agent is subject to paragraphs (i), (ii), (iii), (v) and (vi) of this SECTION 11.1(a).

(v) No provision of this Agreement or any other Security Document shall require the Collateral Agent to expend or risk its own funds or incur any liability.

(vi) The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Grantors. Money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law.

(b) Rights of the Collateral Agent.

(i) The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Collateral Agent need not investigate any fact or matter stated in any such document. The Collateral Agent shall not be obligated to communicate with or deal in any way with any Secured Party other than the Trustee and any Additional Pari Passu Agent. In determining (x) the amount of Secured Obligations outstanding under the Indenture or any Permitted Additional Pari Passu Lien Agreement or (y) whether the consent of any Secured Party to any amendment, waiver or other action under this Agreement or any other Security Document has been obtained, the Collateral Agent may conclusively rely on any statement by the Trustee or the applicable Additional Pari Passu Agent as to such matter.

(ii) The Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(iii) The Collateral Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement or any other Security Document. Whenever in the administration of this Agreement or any Security Document the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(iv) Unless otherwise specifically provided in this Agreement or any other Security Document, any demand, request, direction or notice from any Grantor shall be sufficient if evidenced by an Officer’s Certificate.

(v) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Security Document at the request or direction of any of the Secured Parties unless such Secured Parties shall have offered to the Collateral Agent reasonable security and indemnity reasonably satisfactory to the Collateral Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(vi) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of any Grantor, personally or by agent or attorney at the sole cost of the Grantors, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(vii) The rights, privileges, protections and benefits given to the Collateral Agent, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document.

(viii) The Collateral Agent may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any other Security Document, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded

(ix) The permissive right of the Collateral Agent to take or refrain from taking any actions enumerated in this Agreement or any other Security Document shall not be construed as a duty.

(c) Individual Rights of Collateral Agent. The Collateral Agent in its individual or any other capacity may become the owner or pledgee of Secured Obligations and may otherwise deal with any Grantor or any Affiliate of any Grantor with the same rights it would have if it were not Collateral Agent.

(d) Collateral Agent’s Disclaimer. The Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or any other Security Document, or the existence, genuineness, value or protection of any Collateral (except for the safe custody of Collateral in its possession and the accounting for Trust Monies actually received by it in accordance with the terms hereof), the legality, effectiveness or sufficiency of any Security Document, or the creation, perfection, priority, sufficiency or protection of any Lien on any Collateral, and it shall not be responsible for any statement or recital in this Agreement or any other Security Document.

(e) Replacement of Collateral Agent. A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this SECTION 11.1(e). The Collateral Agent may resign in writing at any time by so notifying the Issuers, the Trustee and each Additional Pari Passu Agent. The Issuers may remove the Collateral Agent if:

(i) the Collateral Agent is removed as Trustee under the Indenture;

(ii) the Collateral Agent fails to comply with SECTION 11.1(g) hereof;

(iii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under the Bankruptcy Code;

(iv) a custodian or public officer takes charge of the Collateral Agent or its property; or

(v) the Collateral Agent becomes incapable of acting.

If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Issuers shall promptly appoint a successor Collateral Agent which complies with any eligibility requirements contained in the Indenture and each Permitted Additional Pari Passu Lien Agreement.

If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, Tops Markets or the holders of at least 10% in principal amount of the then outstanding principal amount of Secured Obligations may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Issuer. Thereupon, the resignation or removal of the retiring Collateral Agent shall become effective, and the successor Collateral Agent shall have all the rights, powers and the duties of the Collateral Agent under this Agreement and the other Security Documents. The successor Collateral Agent shall mail a notice of its succession to the Trustee and each Additional Pari Passu Agent. The retiring Collateral Agent shall promptly transfer all property held by it as Collateral Agent to the successor Collateral Agent.

(f) Successor Collateral Agent by Merger, Etc. If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Collateral Agent under this Agreement and the other Security Documents.

(g) Eligibility. There shall at all times be a Collateral Agent hereunder that (i) meets the requirements for being a trustee under the Indenture (prior to the discharge or defeasance of the Indenture) and (ii) following the discharge or defeasance of the Indenture, meets the requirements for being the Additional Pari Passu Agent under any then extant Permitted Additional Pari Passu Lien Agreement.

(h) Co-Collateral Agent; Separate Collateral Agent. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Issuers and the Collateral Agent shall have power to appoint agents and sub-agents to the extent permitted under the Indenture and each Permitted Additional Pari Passu Lien Agreement.

SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Grantor shall fail to perform any covenants contained in this Agreement, in any of the Security Documents or in the Indenture and each Permitted Additional Pari Passu Lien Agreement or if any warranty on the part of any Grantor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby and which such Grantor does not contest in accordance with the provisions of the Indenture and each Permitted Additional Pari Passu Lien Agreement. Neither the provisions of this SECTION 11.2 nor any action taken by Collateral Agent pursuant to the provisions of this SECTION 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default. Each Grantor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture and each Permitted Additional Pari Passu Lien Agreement and the other Security Documents which the Collateral Agent may deem necessary to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 11.3. [Reserved].

SECTION 11.4. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral (other than any Mortgaged Property) and shall (a) remain in full force and effect until the Security Interest is permitted to be terminated in full with respect to all Note Obligations under the Note Documents and with respect to Permitted Additional Pari Passu Obligations under each applicable Permitted Additional Pari Passu Lien Agreement (the “Discharge of Obligations”), (b) be binding upon each of the Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Collateral Agent, and its successors, transferees and assigns. Upon the Discharge of Obligations, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. No transfer, renewal, extension or assignment of this Agreement, any other Security Document or any Permitted Additional Pari Passu Lien Agreement, or any other instrument or document executed and delivered by any Grantor to Collateral Agent, nor the taking of further security, nor the retaking of the Collateral by Collateral Agent, nor any other act of any Secured Party shall release any of Grantors from any obligation under this Agreement or any other Security Document. The Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion. In addition, the Security Interests granted hereunder and the Liens granted under any of the other Security Documents shall terminate and be released, in whole or in part, (i) as to the Notes Obligations, as provided in the Indenture and (ii) as to the Permitted Additional Pari Passu Obligations under any Permitted Additional Pari Passu Lien Agreement, as provided in such Permitted Additional Pari Passu Lien Agreement. Collateral shall be released from the Security Interest under this Agreement and the Lien under any of the other Security Documents as provided in (i) the Indenture with respect to Liens securing the Notes Obligations and (ii) each Permitted Additional Pari Passu Lien Agreement relating to Permitted Additional Pari Passu Obligations with respect to Liens securing such Permitted Additional Pari Passu Obligations. The Grantors may file appropriate termination statements, mortgage releases satisfactions and re-conveyances, and other filings to terminate or evidence the termination of the Security Interests in and Liens on any assets that have been released from the Security Interest under this Agreement and the Liens under any other Security Documents in accordance with this SECTION 11.4 and, at the Grantors’ expense, the Collateral Agent shall return all Collateral in its possession to the Grantors and shall execute any termination, amendment, mortgage release, satisfaction or re-conveyance, required or desirable to terminate or evidence the termination of the Security Interest in or Lien on any property or assets released from the Security Interest under this Agreement or any Lien released under any other Security Document.

SECTION 11.5. Termination; Release.

(a) With respect to (i) SECTION 11.4 and the release of Liens on the Collateral securing the Notes Obligations, the Collateral Agent shall comply with any direction given to it by the Trustee pursuant to Section 11.04 of the Indenture, and (ii) SECTION 11.4 and the release of Liens on the Collateral securing Permitted Additional Pari Passu Obligations under any Permitted Additional Pari Passu Lien Agreement, the Collateral Agent shall comply with any direction given to it by the applicable Additional Pari Passu Agent pursuant to any similar provision of such Permitted Additional Pari Passu Lien Agreement; provided in the case of clauses (i) and (ii) that such direction is not inconsistent with this Agreement.

(b) Subject to the terms of the Intercreditor Agreement, upon any release of Collateral or Mortgaged Property in accordance with the provisions of SECTION 11.4, the Collateral Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or Mortgaged Property to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral or Mortgaged Property, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral or Mortgaged Property, as the case may be.

SECTION 11.6. Modification in Writing. No modification of any terms of this Agreement or any other Security Document (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to the applicable Grantor and executed by the Collateral Agent with the consent of such Secured Parties, if any, required by (i) the Indenture and (ii) any Additional Pari Passu Agreement, and such modification shall be applicable only to the matter specified. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11.7. Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Collateral Agent or the Trustee at its address specified in the Indenture, to any of the Grantors at their respective addresses specified in the Indenture and to any Additional Pari Passu Agent, to it at the address specified in the applicable Additional Pari Passu Joinder Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.

SECTION 11.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 11.9. CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF

ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH GRANTOR AGREES THAT ANY ACTION COMMENCED BY ANY GRANTOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.10. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 11.11. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 11.12. No Release. Nothing set forth in this Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Indenture and each Permitted Additional Pari Passu Lien Agreement or the other Note Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Grantor contained in this SECTION 11.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Indenture and each Permitted Additional Pari Passu Lien Agreement and the other Note Documents.

SECTION 11.13. Obligations Absolute. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(b) any lack of validity or enforceability of the Indenture and each Permitted Additional Pari Passu Lien Agreement or any other Note Document, or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture and each Permitted Additional Pari Passu Lien Agreement or any other Note Document or any other agreement or instrument relating thereto;

(d) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture and each Permitted Additional Pari Passu Lien Agreement or any other Note Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 11.6 hereof; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than indefeasible payment in full in cash of Secured Obligations).

SECTION 11.14. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement, and the exercise of any right or remedy by the Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 11.15. Permitted Additional Pari Passu Lien Obligations. On or after the Issue Date, the Issuers may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) an Officer’s Certificate (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Permitted Additional Pari Passu Lien Agreement, and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee); (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Annex 2); and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture or any then extant Permitted Additional Pari Passu Lien Agreement (upon which the Collateral Agent may conclusively and exclusively rely) subject to the qualifications specified therein.

SECTION 11.16. Incorporation by Reference. In connection with its execution and acting hereunder, the Collateral Agent is entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

By accepting the benefits of this Agreement and the other Security Documents, each Secured Party agrees that it is bound by (i) the terms of the Intercreditor Agreement applicable to such Secured Party and (ii) the provisions of EXHIBIT 4 hereto.

SECTION 11.17. Certain Directions. The Collateral Agent shall comply with any direction to enter into amendments to the Intercreditor Agreement or an additional intercreditor agreement with the agent for the holders of any ABL Obligations given to it by (A) the Trustee pursuant to Section 10.01 of the Indenture or (B) any Additional Pari Passu Agent pursuant to any similar provision of a Permitted Additional Pari Passu Lien Agreement, provided in the case of clause (A) and (B) that such direction is not inconsistent with this Agreement or the Indenture.

SECTION 11.18. ABL Priority Collateral. Notwithstanding anything herein to the contrary, prior to the Discharge of ABL Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver or grant control over ABL Priority Collateral to the Collateral Agent shall be deemed satisfied by delivery of or granting control over such ABL Priority Collateral to the ABL Agent as bailee for the Collateral Agent pursuant to the Intercreditor Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

TOPS MARKETS, LLC, as a Grantor
By:
Name:
Title:

TOPS HOLDING CORPORATION, as a Grantor

By:
Name:
Title:

TOPS GIFT CARD COMPANY, LLC, as a Grantor

By:
Name:
Title:

TOPS PT, LLC, as a Grantor

By:	Tops Markets, LLC, its sole member

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Signature Page to Security Agreement

SCHEDULE I

Intercompany Notes

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE
Tops Markets, LLC	$3,040,773	October 3, 2008	8%	December 31, 2013

SCHEDULE II

Filings, Registrations and Recordings

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions
UCC—1 Financing Statement	Tops Holding Corporation	Security Agreement	Secretary of State, Delaware

UCC—1 Financing Statement	Tops Markets, LLC	Security Agreement	Secretary of State, New York

UCC—1 Financing Statement	Tops Gift Card Company, LLC	Security Agreement	Secretary of State, Virginia

UCC—1 Financing Statement	Tops PT, LLC	Security Agreement	Secretary of State, New York

Mortgage, Assignment of Leases and Rents and Fixture Filing	Tops Markets, LLC	Mortgage	Eric County Clerk’s Office

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing	Tops PT, LLC	Mortgage	Onondaga County Clerk’s Office

Intellectual Property Filing	Tops Markets, LLC	Trademark Security Agreement	United State Patent and Trademark Office

Intellectual Property Filing	Tops PT, LLC	Trademark Security Agreement	United State Patent and Trademark Office

SCHEDULE III

Pledged Interests

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Tops Holding Corporation	Tops Markets, LLC	Limited Liability Company	100%	N/A	100%	002
Tops Markets, LLC	Tops Gift Card Company, LLC	Limited Liability Company	100%	N/A	100%	1
Tops Markets, LLC	Tops PT, LLC	Limited Liability Company	100%	N/A	100%	N/A
Tops Markets, LLC	Western New York Beverage Industry Collection and Sorting LP	Limited Partnership	2.43%	N/A	100%	N/A
Tops Markets, LLC	The Kroger Co.	Corporation	40 shares	N/A	100%	CB413348 CB 434254 CB 496099
Tops Markets, LLC	Wal-Mart Stores, Inc.	Corporation	20 shares	N/A	100%	SL1070043
Tops Markets, LLC	Topco Holdings, Inc.	Cooperative	600 shares	N/A	100%	C242
Tops Markets, LLC	K-II Telecommunications	Partnership	0.408%	N/A	100%	N/A

SCHEDULE IV

Certain Existing Liens

Debtor	State/ Jurisdiction	UCC Type File # and File Date	Tax Liens, Judgments, Bankruptcy	Secured Party	Collateral Description
TOPS GIFT CARD COMPANY, LLC	Virginia SOS	UCC-1 #091009 7242 6 10/08/09	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS GIFT CARD COMPANY, LLC	Virginia SOS	UCC-1 #09100972414 10/08/09	N/A	U.S. Bank National Association, as Collateral Agent	All Assets

TOPS HOLDING CORPORATION	Delaware SOS	UCC-1 #2009 3238910 10/08/09	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS HOLDING CORPORATION	Delaware SOS	UCC-1 #2009 3240873 10/08/09	N/A	U.S. Bank National Association, as Collateral Agent	All Assets

TOPS MARKETS, LLC	New York SOS	UCC-1 #007016 01/10/02	N/A	Rochester Urban Renewal Agency	Trade Equipment (All trade equipment of debtor located at its supermarket at 710 Lake Avenue, Rochester, NY)

1

Debtor	State/ Jurisdiction	UCC Type File # and File Date	Tax Liens, Judgments, Bankruptcy	Secured Party	Collateral Description
TOPS MARKETS, LLC	New York SOS	UCC-1 #200411101135101 11/10/04	N/A	The Buffalo Economic Renaissance Corporation

Blanket Lien. All of Debtor’s machinery, equipment, ... in connection with certain Security Agreement dated July 16, 2003 among Tops Market, LLC, ARP Jefferson Avenue & Riley Street LLC and The Buffalo Economic Renaissance Corporation

TOPS MARKETS, LLC	New York SOS	UCC-1 #200509221027940 09/22/05	N/A	Hallmark Marketing Corporation	Inventory (Consigned goods)

TOPS MARKETS, LLC	New York SOS	UCC-1 #200801240073508 01/24/08	N/A	American Bank Note Company, as agent for the USPS	Consigned Goods

TOPS MARKETS, LLC	New York SOS	UCC-1 #200910085908068 10/08/09	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS MARKETS, LLC	New York SOS	UCC-1 #200910080581425 10/08/09	N/A	U.S. Bank National Association, as Collateral Agent	All Assets

TOPS MARKETS, LLC	New York SOS	UCC-1 #201009145895961 09/14/10	N/A	Sony Music Entertainment	Chattel, Inventory, Accounts

2

Debtor	State/ Jurisdiction	UCC Type File # and File Date	Tax Liens, Judgments, Bankruptcy	Secured Party	Collateral Description
TOPS MARKETS, LLC	New York SOS	UCC-1 #201201030001449 01/03/12	N/A	Rochester Economic Development Corporation	Note: Fixture Filing Schedule A attached is a Sales Contract

TOPS MARKETS, LLC	New York SOS	UCC-1 #201201030001463 01/03/12	N/A	Rochester Economic Development Corporation	Note: Fixture Filing Trade Equipment

TOPS MARKETS, LLC	New York SOS	UCC-1 #201201030001487 01/03/12	N/A	Rochester Economic Development Corporation	Note: Fixture Filing Trade Equipment

TOPS PT, LLC	New York SOS	UCC-1 #2010001290055896 01/29/10	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS PT, LLC	New York SOS	UCC-1 #201001290055911 01/29/10	N/A	U.S. Bank National Association, as Collateral Agent	All Assets

3

EXHIBIT 1

FORM OF SUPPLEMENT TO SECURITY AGREEMENT

Supplement No.              (this “Supplement”) dated as of                     , 20    , to the Security Agreement dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and U.S. Bank National Association, in its capacity as Collateral Agent for the Secured Parties (together with its successors, “Collateral Agent”), U.S. Bank National Association as Trustee and each Additional Pari Passu Agent party thereto.

W I T N E S S E T H:

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement; and

WHEREAS, pursuant to the Indenture or an Permitted Additional Pari Passu Lien Agreement, the new Grantor must execute and deliver a supplement to the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Collateral Agent, for the benefit of Secured Parties;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with SECTION 4.5 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Collateral Agent, for the benefit of the Secured Parties, a security interest in and security title to all Collateral of such New Grantor to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

2. Each New Grantor represents and warrants to the Collateral Agent that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as

1

enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each New Grantor and Collateral Agent have duly executed this Supplement as of the day and year first above written.

[Name of New Grantor]

By:
Name:
Title:

[Name of Collateral Agent]:

By:
Name:
Title:

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EXHIBIT 2

FORM OF SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of                     , is delivered pursuant to SECTION 6.1 of that certain Security Agreement (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 20, 2012, made by (i) TOPS HOLDING CORPORATION (in such capacity, “Tops Holding”) (ii) TOPS MARKETS, LLC (in such capacity, the “Tops Markets” and, together with Tops Holding, collectively, the “Issuers”), and (iii) THE GUARANTORS party thereto from time to time (the “Guarantors”), as pledgors, assignors and debtors (the Issuers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of U.S. Bank National Association, having an office at 100 Wall Street, Suite 1600, New York, New York 10005, in its capacity as collateral agent for the Secured Parties, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[ ],
as Grantor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT 3

[FORM OF ADDITIONAL PARI PASSU JOINDER AGREEMENT]

The undersigned (the “Additional Pari Passu Agent”) is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Grantors party thereto and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Agreement”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder and under the Security Agreement and other Security Documents;

(ii) acknowledges that the New Secured Parties have had made available to it a copy of the Security Agreement and other Security Documents;

(iii) irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of the New Secured Parties and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the Secured Obligations under the New Secured Agreement and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of SECTION 11.7 of the Security Agreement are as follows:

[Name and Address of Additional Pari Passu Agent]

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the      day of 20    .

[NAME]

By:
Name:
Title:

Consented to:

[GRANTORS]

By:
Name:
Title:

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EXHIBIT 4

THE COLLATERAL AGENT AND

SECURED PARTY ACKNOWLEDGMENTS1

Acknowledgment of Priorities of Security Interests and Liens; Application of Proceeds.

(a) Each of the Secured Parties acknowledges and agrees that, notwithstanding the date, time or creation of any Liens securing any of the Secured Obligations under the Security Agreement or the Security Documents, the Secured Obligations shall be equally and ratably secured by the Liens of the Security Agreement and the Security Documents and all Liens securing any of the Secured Obligations (and any proceeds received from the enforcement of any such Liens) shall be for the equal and ratable benefit of all Secured Parties and shall be applied as provided in clause (c) below. Each Secured Party, by its acceptance of the benefits hereunder and of the Security Documents, agrees for the benefit of the other Secured Parties that, to the extent any additional or substitute collateral for any of the Secured Obligations is delivered by a Grantor to or for the benefit of any Secured Party, such collateral shall be subject to the provisions of this clause (a).

(b) Each of the Secured Parties hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of the Secured Parties as provided in the Security Agreement and the other Security Documents, or the relative priority of any such Lien. Each Secured Party consents to the release of Trust Monies from the Collateral Account in accordance with Article 12 of the Indenture.

(c) Subject to the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral under this Agreement or any other Security Document (excluding funds deposited with the Trustee or any Additional Pari Passu Agent, in such capacities, in connection with any defeasance or discharge of the Indenture or any Permitted Additional Pari Passu Lien Agreement, which shall be applied as provided therein) shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement or in the Collateral Account, promptly by the Collateral Agent as follows:

FIRST, to the payment of all costs and expenses, liabilities, fees, commissions and taxes paid or payable by the Collateral Agent under this Agreement or any Security Document including, without limitation, the costs and expenses of the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

[1]	Unless otherwise defined herein, all capitalized terms used herein and defined in the Security Agreement, are used herein as therein defined.

SECOND, without duplication of amounts applied pursuant to clause FIRST above, to the payment in full in cash, pro rata, based on the amount of Secured Obligations outstanding under the Indenture and each Permitted Additional Pari Passu Lien Agreement and then due and owing to (i) the Trustee to be applied as provided in the Indenture, and (ii) each Additional Pari Passu Agent to be applied as provided in the applicable Permitted Additional Pari Passu Lien Agreement; and

THIRD, the balance, if any, to such Grantor or as otherwise directed by a court of competent jurisdiction.

If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this EXHIBIT 4.

Enforcement.

Subject to the Collateral Agent’s rights under SECTION 11.1 of this Agreement, the Required Secured Parties may direct the Collateral Agent in exercising any right or remedy available to the Collateral Agent under this Agreement or any Security Document. In the absence of any such instruction, the Collateral Agent may (but shall be under no obligation to) exercise such rights and remedies in any manner that complies with SECTION 11.1 of this Agreement. No Secured Party (other than the Collateral Agent) shall have any individual right to pursue any remedies under this Agreement against any Grantor.

Notwithstanding the foregoing, in the event of any determination by a court of competent jurisdiction that (i) any of the Permitted Additional Pari Passu Obligations is unenforceable under applicable law or are subordinated to any other obligations, (ii) any of the Permitted Additional Pari Passu Obligations does not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than other Secured Obligations) on a basis ranking prior to the security interest of such Permitted Additional Pari Passu Obligations but junior to the security interest of the Notes Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any Permitted Additional Pari Passu Obligations, an “Impairment” of such Permitted Additional Pari Passu Obligations), the results of such Impairment shall be borne solely by the holders of such Permitted Additional Pari Passu Obligations, and the rights of the holders of such Permitted Additional Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Permitted Additional Pari Passu Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such Permitted Additional Pari Passu Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of the holders of the

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Notes Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Secured Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the Secured Obligations with respect to which such Impairment exists.

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SCHEDULE I

Intercompany Notes

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE
Tops Markets, LLC	$3,040,773	October 3, 2008	8%	December 31, 2013

SCHEDULE II

Filings, Registrations and Recordings

Type of Filing	Entity	Applicable Collateral Document	Jurisdictions
UCC—1 Financing Statement	Tops Holding Corporation	Security Agreement	Secretary of State, Delaware

UCC—1 Financing Statement	Tops Markets, LLC	Security Agreement	Secretary of State, New York

UCC—1 Financing Statement	Tops Gift Card Company, LLC	Security Agreement	Secretary of State, Virginia

UCC—1 Financing Statement	Tops PT, LLC	Security Agreement	Secretary of State, New York

Mortgage, Assignment of Leases and Rents and Fixture Filing	Tops Markets, LLC	Mortgage	Eric County Clerk’s Office

Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing	Tops PT, LLC	Mortgage	Onondaga County Clerk’s Office

Intellectual Property Filing	Tops Markets, LLC	Trademark Security Agreement	United State Patent and Trademark Office

Intellectual Property Filing	Tops PT, LLC	Trademark Security Agreement	United State Patent and Trademark Office

SCHEDULE III

Pledged Interests

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)
Tops Holding Corporation	Tops Markets, LLC	Limited Liability Company	100%	N/A	100%	002

Tops Markets, LLC	Tops Gift Card Company, LLC	Limited Liability Company	100%	N/A	100%	1

Tops Markets, LLC	Tops PT, LLC	Limited Liability Company	100%	N/A	100%	N/A

Tops Markets, LLC	Western New York Beverage Industry Collection and Sorting LP	Limited Partnership	2.43%	N/A	100%	N/A

Tops Markets, LLC	The Kroger Co.	Corporation	40 shares	N/A	100%	CB413348 CB 434254 CB 496099

Tops Markets, LLC	Wal-Mart Stores, Inc.	Corporation	20 shares	N/A	100%	SL1070043

Tops Markets, LLC	Topco Holdings, Inc.	Cooperative	600 shares	N/A	100%	C242

Tops Markets, LLC	K-II Telecommunications	Partnership	0.408%	N/A	100%	N/A

SCHEDULE IV

Certain Existing Liens

Debtor	State/Jurisdiction	UCC Type File # and File Date	Tax Liens, Judgments, Bankruptcy	Secured Party	Collateral Description
TOPS GIFT CARD COMPANY, LLC	Virginia SOS	UCC-1 #091009 7242 6 10/08/09	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS GIFT CARD COMPANY, LLC	Virginia SOS	UCC-1 #09100972414 10/08/09	N/A	U.S. Bank National Association, as Collateral Agent	All Assets

TOPS HOLDING CORPORATION	Delaware SOS	UCC-1 #2009 3238910 10/08/09	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS HOLDING CORPORATION	Delaware SOS	UCC-1 #2009 3240873 10/08/09	N/A	U.S. Bank National Association, as Collateral Agent	All Assets

TOPS MARKETS, LLC	New York SOS	UCC-1 #007016 01/10/02	N/A	Rochester Urban Renewal Agency	Trade Equipment (All trade equipment of debtor located at its supermarket at 710 Lake Avenue, Rochester, NY)

Debtor	State/ Jurisdiction	UCC Type File # and File Date	Tax Liens, Judgments, Bankruptcy	Secured Party	Collateral Description
TOPS MARKETS, LLC	New York SOS	UCC-1 #200411101135101 11/10/04	N/A	The Buffalo Economic Renaissance Corporation	Blanket Lien. All of Debtor’s machinery, equipment, ... in connection with certain Security Agreement dated July 16, 2003 among Tops Market, LLC, ARP Jefferson Avenue & Riley Street LLC and The Buffalo Economic Renaissance Corporation

TOPS MARKETS, LLC	New York SOS	UCC-1 #200509221027940 09/22/05	N/A	Hallmark Marketing Corporation	Inventory (Consigned goods)

TOPS MARKETS, LLC	New York SOS	UCC-1 #200801240073508 01/24/08	N/A	American Bank Note Company, as agent for the USPS	Consigned Goods

TOPS MARKETS, LLC	New York SOS	UCC-1 #200910085908068 10/08/09	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS MARKETS, LLC	New York SOS	UCC-1 #200910080581425 10/08/09	N/A	U.S. Bank National Association, as Collateral Agent	All Assets

TOPS MARKETS, LLC	New York SOS	UCC-1 #201009145895961 09/14/10	N/A	Sony Music Entertainment	Chattel, Inventory, Accounts

Debtor	State/ Jurisdiction	UCC Type File # and File Date	Tax Liens, Judgments, Bankruptcy	Secured Party	Collateral Description
TOPS MARKETS, LLC	New York SOS	UCC-1 #201201030001449 01/03/12	N/A	Rochester Economic Development Corporation	Note: Fixture Filing Schedule A attached is a Sales Contract

TOPS MARKETS, LLC	New York SOS	UCC-1 #201201030001463 01/03/12	N/A	Rochester Economic Development Corporation	Note: Fixture Filing Trade Equipment

TOPS MARKETS, LLC	New York SOS	UCC-1 #201201030001487 01/03/12	N/A	Rochester Economic Development Corporation	Note: Fixture Filing Trade Equipment

TOPS PT, LLC	New York SOS	UCC-1 #2010001290055896 01/29/10	N/A	Bank of America, N.A., as Collateral Agent	All Assets

TOPS PT, LLC	New York SOS	UCC-1 #201001290055911 01/29/10	N/A	U.S. Bank National Association, as Collateral Agent	All Assets